Exhibit 10.12

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT is made effective as of the 1st day of April, 2004 (the "Effective Date").

AMONG:

               HEINZ CORPORATION, a corporation formed pursuant to the laws of the State of Missouri and having an office for business located at 804 Lebanon Drive, St. Louis, Missouri 63104 ("Employer"), and wholly owned subsidiary of WPCS INTERNATIONAL INCORPORATED, a corporation formed pursuant to the laws of the State of Delaware ("Parent");

                  AND

               JAMES HEINZ, an individual having an address at 804 Lebanon Drive, St. Louis, Missouri 63104 ("Employee")

WHEREAS, Employee, Parent and Employer are parties to that certain Agreement and Plan of Merger, made as of April 1, 2004 (the "Merger Agreement"), pursuant to which Employee has agreed to continue to serve as President of Employer, and Employer has agreed to hire Employee as such, pursuant to the terms and conditions of this Employment Agreement (the "Agreement").

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer hereby agree as follows:

                                    ARTICLE 1
                                   EMPLOYMENT

Employer hereby affirms, renews and extends the employment of Employee as President, and Employee hereby affirms, renews and accepts such employment by Employer for the "Term" (as defined in Article 3 below), upon the terms and conditions set forth herein. In addition, the Employee shall also serve as Executive Vice President of Parent during the Term, in charge of Employer, WPCS Incorporated and Invisinet, Inc.

                                    ARTICLE 2
                                     DUTIES

During the Term, Employee shall serve Employer and Parent faithfully, diligently and to the best of his ability, under the direction and supervision of the Board of Directors of Employer and the Chief Executive Officer of Parent and shall use his best efforts to promote the interests and goodwill of Employer, Parent and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or future purchasers of Employer and Parent. Employee shall render such services during the Term at Employer's principal place of business or at such other place of business as may be determined by the Board of Directors of Employer, as Employer may from time to time reasonably require of him, and shall devote all of his business time to the performance thereof. Employee shall have those duties and powers as generally pertain to each of the offices of which he holds, as the case may be, subject to the control of the Board of Directors.

                                    ARTICLE 3
                                      TERM

The "Term" of this Agreement shall commence on the Effective Date and continue thereafter for a term of three (3) years, as may be extended or earlier terminated pursuant to the terms and conditions of this Agreement. The Term of this Agreement shall automatically renew for successive one (1) year periods unless, prior to the 30th calendar day preceding the expiration of the then existing Term, either Employer or Employee provides written notice to the other that it elects not to renew the Term. Upon delivery of such notice, this Agreement shall continue until expiration of the Term, whereupon this Agreement shall terminate and neither party shall have any further obligation thereafter arising under this Agreement, except as explicitly set forth herein to the contrary.

                                    ARTICLE 4
                                  COMPENSATION

Salary

4.1 Employer shall pay to Employee an annual salary (the "Salary") of One Hundred Forty Thousand Dollars ($140,000.00), payable in equal installments at the end of such regular payroll accounting periods as are established by Employer, or in such other installments upon which the parties hereto shall mutually agree, and in accordance with Employer's usual payroll procedures, but no less frequently than monthly.

Benefits

4.2 During the Term, Employee shall be entitled to participate in all medical and other employee benefit plans, including vacation, sick leave, retirement accounts and other employee benefits provided by Employer to similarly situated employees on terms and conditions no less favorable than those offered to such employees. Such participation shall be subject to the terms of the applicable plan documents, Employer's generally applicable policies, and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan.

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Expense Reimbursement

4.3 Employer shall reimburse Employee for reasonable and necessary expenses incurred by him on behalf of Employer in the performance of his duties hereunder during the Term, including, without limitation, reimbursement for cellular telephone expenses in accordance with Employer's then customary policies, provided that such expenses are adequately documented.

Automobile

4.4 Employee shall be entitled to the full-time use of an automobile owned or leased by Employer. In addition, Employer shall reimburse Employee for all maintenance and gasoline expenses associated with the automobile, provided that such expenses are adequately documented.

Bonus

4.5 In addition to the Salary, Employee shall be entitled to receive an annual bonus equal to 2.5% (the "Bonus") of quarterly operating income, before the deduction of interest and income taxes of Employer, WPCS Incorporated and Invisinet, Inc. The amount of the Bonus shall be determined based upon the operating income reported in the financial statements of Employer and Parent, as calculated based on U.S. generally accepted accounting principles. Employer shall instruct its auditor to calculate the Bonus for each fiscal year or portion thereof ending after the date of this Agreement (an "Auditor's Bonus Report"), within 105 days after each fiscal year end. Employer shall provide a copy of each Auditor's Bonus Report to Employee promptly upon receipt thereof. Employee shall have the right to review and independently verify the conclusions of any Auditor's Bonus Report by delivering notice in writing to Employer within 30 days after receipt of any such Auditor's Bonus Report indicating that Employee wishes to exercise his right of review and verification. Within 10 business days after receipt of any such notice, Employer shall make available to Employee and his representatives, at reasonable times during normal business hours, the books and records of Employer which are reasonably necessary to conduct such review and verification. Employee shall cause such review to be conducted and concluded as quickly as reasonably practicable and in such a manner so as not to unreasonably interfere with the business and operations of Employer. Any representatives conducting such review shall, prior to being given access to such books and records, be required to enter into confidentiality and non-disclosure agreements with Employer on terms and conditions satisfactory to Employer, acting reasonably. The costs of any such review shall be borne by Employee unless the review indicates a discrepancy between the Bonus figure contained in the Auditor's Bonus Report and the figure, if any, agreed to by Employer and Employee following such review of greater than 10%. If Employee and Employer shall be unable to resolve any dispute respecting any determination contained in any Auditor's Bonus Report, then any disputed matters ("Disputed Items") shall, within 20 days after notice is delivered by Employee to Employer that there exist Disputed Items, be submitted to arbitration as set forth below. Within five (5) business days of Employee's delivery of written acceptance

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
of the Auditor's Bonus Report (as may have been amended or adjusted pursuant to the foregoing procedures) to Employer, Employer shall pay Employee the Bonus in a lump sum, subject to Employer's statutory and customary withholdings.

Arbitration

4.6 An independent chartered accountant chosen by Employer (hereinafter referred to as "Employer's Accountant") and an independent chartered accountant chosen by Employee (hereinafter referred to as "Employee's Accountant") shall together within 20 days, appoint a representative from an accounting firm (other than Employer's Accountant or Employee's Accountant) to arbitrate the dispute (hereinafter referred to as the "Arbitrator"). The parties shall, within 20 days after the appointment of the Arbitrator, present their position with respect to the Disputed Items to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall within 20 days after the submission of such evidence, submit its written decision on each Disputed Item to the parties. Any determination by the Arbitrator with respect to any Disputed Item shall be final and binding on such parties. The Arbitrator shall comply, and the arbitration shall be conducted in accordance with, the Commercial
Arbitration Rules of American Arbitration Association then in force. If the Arbitrator determines that the Auditor's Bonus Report was correct so that the Bonus presented therein was equal to or greater than the actual Bonus, or less than the actual Bonus by a less than 10% variance, the costs of any such arbitration shall be borne by Employee. If the Arbitrator determines that the Auditor's Bonus Report was incorrect so that the Bonus presented therein was less than the actual Bonus by more than 10%, the costs of any such arbitration shall be borne by Employer.

                                    ARTICLE 5
                                OTHER EMPLOYMENT

During the Term of this Agreement, Employee shall devote substantially all of his business and professional time and effort, attention, knowledge, and skill to the management, supervision and direction of Employer's business and affairs as Employee's highest professional priority. Except as provided below, Employer shall be entitled to all benefits, profits or other issues arising from or incidental to all work, services and advice performed or provided by Employee. Nothing in this Agreement shall preclude Employee from devoting reasonable periods required for:

     (a) serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of Employer, provided that Employee must obtain the written consent of Employer;

     (b) serving as a consultant in his area of expertise (in areas other than in connection with the business of Employer), to government, industrial, and academic panels where it does not conflict with the interests of Employer; and

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
     (c)  managing   his   personal   investments   or  engaging  in  any  other
          non-competing business;

provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

                                    ARTICLE 6
                       CONFIDENTIAL INFORMATION/INVENTIONS

Confidential Information

6.1 Employee shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or corporation, any confidential information concerning any matters not generally known in the wireless communications industry or otherwise made public by Employer which affects or relates to Employer's business, finances, marketing and/or operations, research, development, inventions, products, designs, plans, procedures, or other data (collectively, "Confidential Information") except in the ordinary course of business or as required by applicable law. Without regard to whether any item of Confidential Information is deemed or considered confidential, material, or important, the parties hereto stipulate that as between them, to the extent such item is not generally known in the wireless communications industry, such item is important, material, and confidential and affects the successful conduct of Employer's business and goodwill, and that any breach of the terms of this Section 6.1 shall be a material and incurable breach of this Agreement. Confidential Information shall not include: (i) information obtained or which became known to Employee other than through his employment by Employer; (ii) information in the public domain at the time of the disclosure of such information by Employee; (iii) information that Employee can document was independently developed by Employee; and (iv) information that is disclosed by Employee with the prior written consent of Parent.

Documents

6.2 Employee further agrees that all documents and materials furnished to Employee by Employer and relating to the Employer's business or prospective business are and shall remain the exclusive property of Employer. Employee shall deliver all such documents and materials, uncopied, to Employer upon demand therefore and in any event upon expiration or earlier termination of this Agreement. Any payment of sums due and owing to Employee by Employer upon such expiration or earlier termination shall be conditioned upon returning all such documents and materials, and Employee expressly authorizes Employer to withhold any payments due and owing pending return of such documents and materials.

Inventions

6.3 All ideas, inventions, and other developments or improvements conceived or reduced to practice by Employee, alone or with others, during the Term of this

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Agreement, whether or not during working hours, that are within the scope of the business of Employer or that relate to or result from any of Employer's work or projects or the services provided by Employee to Employer pursuant to this Agreement, shall be the exclusive property of Employer. Employee agrees to assist Employer, at Employer's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Employer.

Disclosure

6.4 During the Term, Employee will promptly disclose to the Board of Directors of Employer full information concerning any interest, direct or indirect, of Employee (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his immediate family in any business that is reasonably known to Employee to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to, Employer or to any of its suppliers or customers.

                                    ARTICLE 7
                             COVENANT NOT TO COMPETE

Except as expressly permitted in Article 5 above, during the Term of this Agreement, Employee shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by Employer; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by Employer; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Employer, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Employer and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than Employer, any Confidential Information of Employer. The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against Employee, for the period of two (2) years following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, neither Employee nor Employer shall make or permit the making of any negative statement of any kind concerning Employer or its affiliates, or their directors, officers or agents or Employee.

                                    ARTICLE 8
                                    SURVIVAL

Employee agrees that the provisions of Articles 6, 7 and 9 shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force and effect thereafter.

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
Notwithstanding the foregoing, if this Agreement is terminated upon the dissolution of Parent or Employer, the filing of a petition in bankruptcy by Parent or Employer or upon an assignment for the benefit of creditors of the assets of Parent or Employer, Articles 6, 7 and 9 shall be of no further force or effect.

                                    ARTICLE 9
                                INJUNCTIVE RELIEF

Employee acknowledges and agrees that the covenants and obligations of Employee set forth in Articles 6 and 7 with respect to non-competition, non-solicitation, confidentiality and Employer's property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause Employer irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that Employer shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Employee from committing any violation of the covenants and obligations referred to in this
Article 9. These injunctive remedies are cumulative and in addition to any other rights and remedies Employer may have at law or in equity.

                                   ARTICLE 10
                                   TERMINATION

Termination by Employee

10.1 Employee may terminate this Agreement for Good Reason at any time upon 30 days' written notice to Employer, provided the Good Reason has not been cured within such period of time. Employee may terminate this Agreement at any time for any reason upon 30 days' prior notice to Employer.

Good Reason

10.2 In this Agreement, "Good Reason" means, without Employee's prior written consent, the occurrence of any of the following events, unless Employer shall have fully cured all grounds for such termination within thirty (30) days after Employee gives notice thereof:

     (i)  any reduction in his then-current Salary;

     (ii) any material failure to timely grant, or timely honor, any equity or long-term incentive award;

     (iii) failure to pay or provide required compensation and benefits;

     (iv) any failure to appoint, elect or reelect him to the position of President of Employer; the removal of him from such position; or any changes in the

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
          reporting structure so that Employee reports to someone other than the board of directors of Employer in connection with such position;

     (v) any material diminution in his title or duties or the assignment to him of duties not customarily associated with Employee's position as President of Employer;

     (vi) any relocation of Employee's office as assigned to him by Employer, to a location more than 25 miles from Employer's current office;

     (vii)the failure of Employer to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of Employer or Parent or upon a merger, consolidation, sale or similar transaction of Employer or Parent; or

     (viii) the voluntary or involuntary dissolution of Employer or Parent, the filing of a petition in bankruptcy by Parent or Employer or upon an assignment for the benefit of creditors of the assets of Parent or Employer.

     The written notice given hereunder by Employee to Employer shall specify in reasonable detail the cause for termination, and such termination notice shall not be effective until thirty (30) days after Employer's receipt of such notice, during which time Employer shall have the right to respond to Employee's notice and cure the breach or other event giving rise to the termination.

Termination by Employer

10.3 Employer may terminate its employment of Employee under this Agreement for cause at any time by written notice to Employee. For purposes of this Agreement, the term "cause" for termination by Employer shall be (a) a conviction of or plea of guilty or nolo contendere by Employee to a felony, or any crime involving fraud or embezzlement; (b) the refusal by Employee to perform his material duties and obligations hereunder; (c) Employee's willful and intentional misconduct in the performance of his material duties and obligations; or (d) if Employee or any member of his family makes any personal profit arising out of or in connection with a transaction to which Employer is a party or with which it is associated without making disclosure to and obtaining the prior written consent of Parent. The written notice given hereunder by Employer to Employee shall specify in reasonable detail the cause for termination. For purposes of this Agreement, "family" shall mean Employee's spouse and/or children. In the case of a termination for the causes described in
(a) and (d) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after Employee's receipt of such notice, during which time Employee shall have the right to respond to Employer's notice and cure the breach or other event giving rise to the termination.

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Severance

10.4 Upon a termination of this Agreement without Good Reason by Employee or with cause by Employer, Employer shall pay to Employee all accrued and unpaid compensation as of the date of such termination, subject to the provision of
Section 6.2. Upon a termination of this Agreement with Good Reason by Employee or without cause by Employer, Employer shall pay to Employee all accrued and unpaid compensation and expense reimbursement as of the date of such termination and the "Severance Payment." The Severance Payment shall be payable in a lump sum, subject to Employer's statutory and customary withholdings. If the termination of Employee hereunder is by Employee with Good Reason, the Severance Payment shall be paid by Employer within five (5) business days of the expiration of any applicable cure period. If the termination of Employee hereunder is by Employer without cause, the Severance Payment shall be paid by Employer within five (5) business days of termination. The "Severance Payment" shall equal the greater of: (a) the total amount of the Salary payable to Employee under Section 4.1 of this Agreement from the date of such termination until the end of the Term of this Agreement (prorated for any partial month), or
(b) the amount of twelve (12) months' Salary; notwithstanding the foregoing, during any renewal term of this Agreement, the amount of the "Severance Payment" payable to Employee hereunder shall equal six (6) months' Salary.

Termination Upon Death

10.5 If Employee dies during the Term of this Agreement, this Agreement shall terminate, except that Employee's legal representatives shall be entitled to receive any earned but unpaid compensation or expense reimbursement due hereunder through the date of death.

Termination Upon Disability

10.6 If, during the Term of this Agreement, Employee suffers and continues to suffer from a "Disability" (as defined below), then Employer may terminate this Agreement by delivering to Employee thirty (30) calendar days' prior written notice of termination based on such Disability, setting forth with specificity the nature of such Disability and the determination of Disability by Employer. For the purposes of this Agreement, "Disability" means Employee's inability, with reasonable accommodation, to substantially perform Employee's duties, services and obligations under this Agreement due to physical or mental illness or other disability for a continuous, uninterrupted period of sixty (60) calendar days or ninety (90) days during any twelve month period. Upon any such termination for Disability, Employee shall be entitled to receive any earned but unpaid compensation or expense reimbursement due hereunder through the date of termination.

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                                   ARTICLE 11
                  PERSONNEL POLICIES, CONDITIONS, AND BENEFITS

Except as otherwise provided herein, Employee's employment shall be subject to the personnel policies and benefit plans which apply generally to Employer's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the Term of this Agreement, by Parent in its sole discretion. During the Term hereof, Employee shall be entitled to vacation during each year of the Term at the rate of four (4) weeks per year. Within 30 days after the end of each year of the Term, Employer shall elect to (a) carry over and allow Employee the right to use any accrued and unused vacation of Employee, or (ii) pay Employee for such vacation in a lump sum in accordance with its standard payroll practices. Employee shall take such vacation at a time approved in advance by the Board of Directors of Employer, which approval will not be unreasonably withheld but will take into account the staffing requirements of Employer and the need for the timely performance of Employee's responsibilities.

                                   ARTICLE 12
                           BENEFICIARIES OF AGREEMENT

This Agreement shall inure to the benefit of Employer and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or purchasers of Employer or Parent as they now or shall exist while this Agreement is in effect.

                                   ARTICLE 13
                               GENERAL PROVISIONS

No Waiver

13.1 No failure by either party to declare a default based on any breach by the other party of any obligation under this Agreement, nor failure of such party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.


Modification

13.2 No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith.

Choice of Law/Jurisdiction

13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to any conflict-of-laws principles. Employer and Employee hereby consent to personal jurisdiction before all courts in the State of

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Missouri,  and hereby  acknowledge  and agree that  Missouri is and shall be the most proper forum to bring a complaint before a court of law.

Entire Agreement

13.4 This Agreement embodies the whole agreement between the parties hereto regarding the subject matter hereof and there are no inducements, promises, terms, conditions, or obligations made or entered into by Employer or Employee other than contained herein.

Severability

13.5 All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Articles 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

Headings

13.6 The headings contained herein are for the convenience of reference and are not to be used in interpreting this Agreement.

Independent Legal Advice

13.7 Employer has obtained legal advice concerning this Agreement and has requested that Employee obtain independent legal advice with respect to same before executing this Agreement. Employee, in executing this Agreement, represents and warranties to Employer that he has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement he has so obtained independent legal advice, or has, in his discretion, knowingly and willingly elected not to do so.

No Assignment

13.8 Employee may not assign, pledge or encumber his interest in this Agreement nor assign any of his rights or duties under this Agreement without the prior written consent of Parent.

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     IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                                      HEINZ CORPORATION


                                                      By: /s/ James Heinz
                                                          ---------------

                                                          /s/ James Heinz
                                                          ---------------
                                                              JAMES HEINZ